Exhibit 10.6
EXECUTION VERSION

GUARANTY
made by
KBS REAL ESTATE INVESTMENT TRUST, INC.,
as guarantor,
in favor of
GRAMERCY INVESTMENT TRUST
And
GARRISON COMMERCIAL FUNDING XI LLC
individually and collectively, as Lender
And
GRAMERCY LOAN SERVICES LLC
as agent for the Lenders
Dated as of August 17, 2012

GUARANTY
This GUARANTY (this “Guaranty”), dated as of August 17, 2012, made by KBS REAL ESTATE INVESTMENT TRUST, INC., a Maryland corporation, having an address at c/o KBS Capital Advisors, 620 Newport Center Dr., Suite 1300, Newport Beach, CA 092660 (“Guarantor”), in favor of GRAMERCY INVESTMENT TRUST, a Maryland real estate investment trust, having an address at 420 Lexington Avenue, New York, New York 10170, and GARRISON COMMERCIAL FUNDING XI LLC, a Delaware limited liability company, having an address at 420 Lexington Avenue, New York, New York 10170 (together with their successors and assigns, hereinafter referred to individually and collectively as “Lender” or “Lenders”) and GRAMERCY LOAN SERVICES LLC, a Delaware limited liability company, as agent for the benefit of the Lenders (“Agent” and together with Lender, individually and collectively, the “Lender Party”).
R E C I T A L S:
A.Pursuant to that certain Mezzanine Loan Agreement dated as of the date hereof (as the same may be amended, modified, supplemented or replaced from time to time, the “Loan Agreement”) among KBS REIT PROPERTIES, LLC, KBS ACQUISITION SUB-OWNER 5, LLC, KBS ACQUISITION SUB-OWNER 6, LLC, KBS ACQUISITION SUB-OWNER 7, LLC, KBS ACQUISITION SUB-OWNER 8, LLC, and each a Delaware limited liability company (individually and collectively, jointly and severally, as “Borrower”), Agent and Lender, Lender has agreed to make a loan (the “Loan”) to Borrower in an aggregate principal amount not to exceed $38,980,245.08, subject to the terms and conditions of the Loan Agreement;
B.    As a condition to Lender’s making the Loan, Lender is requiring that Guarantor execute and deliver to Lender Party this Guaranty;
C.    Guarantor hereby acknowledges that Guarantor will materially benefit from Lender’s agreeing to make the Loan; and
D.    Guarantor acknowledges and agrees that each Lender has designated and appointed Agent as the agent of such Lender under the Loan Documents, and Agent, in such capacity, shall be entitled to take such action on its behalf under the provisions of this Guaranty and the other Loan Documents;
NOW, THEREFORE, in consideration of the premises set forth herein and as an inducement for and in consideration of the agreement of Lender to make the Loan pursuant to the Loan Agreement, Guarantor hereby agrees, covenants, represents and warrants to Lender Party as follows:
1.Definitions.

(a)    All capitalized terms used and not defined herein shall have the respective meanings given such terms in the Loan Agreement. In addition, as used herein.
“Cash Equivalents” shall mean any of the following:
(i)    securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof and having maturities of not more than 12 months after the date of acquisition;
(ii)    time deposits or certificates of deposit of any bank of recognized standing having capital and surplus in excess of $5,000,000,000 or whose commercial paper rating is at least “A-1” by S&P and “P-1” by Moody’s;
(iii)    commercial paper rated at least “A-1” by S&P and “P-1” by Moody’s and having maturities of not more than twelve months after the date of acquisition;
(iv)    direct obligations (or certificates representing an ownership interest in such obligations) of any state of the United States (including any agency or instrumentality thereof) the long term debt of which is rated “A3” or higher by Moody’s and “A-” or higher by S&P (or rated the equivalent by at least one nationally recognized statistical rating organization) and having maturities of not more than twelve months after the date of acquisition; and
(v)    any money market funds that maintain a constant asset value and that are rated “AAAm” by S&P or “AAAm-G” by S&P and Moody’s (or rated the equivalent by at least one nationally recognized statistical rating organization).
“Company Party” shall mean Guarantor and any Subsidiary thereof that owns, directly or indirectly, an interest in Borrower.
“Disposition” shall mean the sale, transfer, conveyance, license, lease (other than leases having a term of 10 years or less (excluding any market based renewals), or other disposition of any property by any Person to any Person who is not a Company Party (including any sale and leaseback transaction and any sale of equity interests).
“Equity Interest” shall mean any interest in a Person constituting a share of stock or a partnership or membership interest or other right or interest in a Person that is not characterized as indebtedness under GAAP.
“Guarantee” shall mean, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such

Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise). The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings.
“Guaranteed Obligations” shall mean Borrower’s obligation to pay to Lender Party (i) the Debt and (ii) all amounts in respect of all other obligations and indemnities of Borrower under and as provided in the Loan Documents, as and when the same is due in accordance therewith (and whether accrued prior to, on or after such date).
“Indebtedness” shall mean for any Person: (i) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person); (ii) obligations of such Person to pay the deferred purchase or acquisition price of property or services; (iii) obligations of such Person under repurchase agreements, sale/buy-back agreements or like arrangements; (iv) Indebtedness of others guaranteed by such Person; and (iv) Indebtedness of general partnerships of which such Person is a general partner.
“Investment” shall mean with respect to any Person, (i) any purchase or other acquisition by such Person of (x) any securities issued by, (y) a beneficial interest in any securities issued by, or (z) any other equity ownership interest in, any other Person, (ii) any purchase by such Person of all or a significant part of the assets of a business conducted by any other Person, or all or substantially all of the assets constituting the business of a division, branch or other unit operation of any other Person and (iii) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable and similar items made or incurred in the ordinary course of business as presently conducted) or capital contribution by such Person to any other Person, including all Indebtedness of any other Person to such Person arising from a sale of property by such Person other than in the ordinary course of its business.
“Minimum Liquidity Amount” shall mean with respect to the Guarantor, all unrestricted cash and cash equivalents of Guarantor (i.e., all available cash on hand that Guarantor is not restricted from using for any purpose it determines in its sole discretion).
“Permitted Refinance Indebtedness” shall mean Indebtedness issued or incurred by any Company Party (but in all cases, excluding Borrower and any of its direct or indirect subsidiaries) in connection with the refinancing, refunding, exchange or replacement of existing Indebtedness of the type specified in clause (i) or clause (iv) of the definition of “Indebtedness”;

provided that (i) no Default shall have occurred and be continuing before and after giving effect to such issuance or incurrence, (ii) such Indebtedness shall not (A) in the case of any Indebtedness that is being refinanced that is non-amortizing, include an amortization schedule shorter than 20 years and (B) in the case of any other Indebtedness that is being refinanced, increase the amount or frequency of amortization payments, (iii) to the extent the borrower or borrowers of the indebtedness being refinanced, refunded, exchanged or replaced is a Company Party, the borrower or borrowers of such Indebtedness also shall be a Company Party, (iv) to the extent the guarantor or guarantors of the indebtedness being refinanced, refunded, exchanged or replaced is a Company Party, the guarantor or guarantors of such Indebtedness also shall be a Company Party, and (v) the nature and terms of any guarantees of such Indebtedness shall be substantially similar to those in existence with respect to any Indebtedness.
2.    Guaranty.
(a)    Guarantor hereby irrevocably, absolutely and unconditionally guarantees to Lender Party the full, prompt and complete payment when due of the Guaranteed Obligations.
(b)    All sums payable to Lender Party under this Guaranty shall be payable on demand and without reduction for any offset, claim, counterclaim or defense.
(c)    Guarantor hereby agrees to indemnify, defend and save harmless Lender Party from and against any and all costs, losses, liabilities, claims, causes of action, expenses and damages, including reasonable attorneys’ fees and disbursements, which Lender Party may suffer or which otherwise may arise by reason of Borrower’s failure to pay any of the Guaranteed Obligations when due, irrespective of whether such costs, losses, liabilities, claims, causes of action, expenses or damages are incurred by Lender Party prior or subsequent to (i) Lender Party’s declaring the Principal, interest and other sums evidenced or secured by the Loan Documents to be due and payable, (ii) the commencement or completion of foreclosure of the Collateral or (iii) the conveyance of all or any portion of the Collateral in-lieu of foreclosure.
(d)    Guarantor agrees that no portion of any sums applied (other than sums received from Guarantor in full or partial satisfaction of its obligations hereunder), from time to time, in reduction of the Debt shall be deemed to have been applied in reduction of the Guaranteed Obligations until such time as the Debt has been paid in full, or Guarantor shall have made the full payment required hereunder, it being the intention hereof that the Guaranteed Obligations shall be the last portion of the Debt to be deemed satisfied.
(e)    Guarantor agrees that Lender Party may pursue all remedies available at law and equity, including seeking specific performance or an injunction, to enforce the terms of the Direction Letter.

3.    Representations and Warranties. Guarantor hereby represents and warrants to Lender Party as follows (which representations and warranties shall be given as of the date hereof and shall survive the execution and delivery of this Guaranty):
(a)    Organization, Authority and Execution. Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, and has all necessary power and authority to own its properties and to conduct its business as presently conducted or proposed to be conducted and to enter into and perform this Guaranty and all other agreements and instruments to be executed by it in connection herewith. This Guaranty has been duly executed and delivered by Guarantor.
(b)    Enforceability. This Guaranty constitutes a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally.
(c)    No Violation. The execution, delivery and performance by Guarantor of its obligations under this Guaranty has been duly authorized by all necessary action, and do not and will not violate any law, regulation, order, writ, injunction or decree of any court or governmental body, agency or other instrumentality applicable to Guarantor, or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any mortgage, lien, charge or encumbrance of any nature whatsoever upon any of the assets of Guarantor pursuant to the terms of Guarantor’s articles of organization, or any mortgage, indenture, agreement or instrument to which Guarantor is a party or by which it or any of its properties is bound. Guarantor is not in default under any other guaranty which it has provided to Lender Party.
(d)    No Litigation. Guarantor has been served with no actions, suits or proceedings at law or at equity, and to Guarantor’s best knowledge, there are no action, suits, or proceedings at law or at equity threatened against or affecting Guarantor or which involve or might involve the validity or enforceability of this Guaranty or which might materially adversely affect the financial condition of Guarantor or the ability of Guarantor to perform any of its obligations under this Guaranty. Guarantor is not in default beyond any applicable grace or cure period with respect to any order, writ, injunction, decree or demand of any Governmental Authority which might materially adversely affect the financial condition of Guarantor or the ability of Guarantor to perform any of its obligations under this Guaranty.
(e)    Consents. All consents, approvals, orders or authorizations of, or registrations, declarations or filings with, all Governmental Authorities (collectively, the “Consents”) that are required in connection with the valid execution, delivery and performance by Guarantor of this Guaranty have been obtained and Guarantor agrees that all Consents required in connection with the carrying out or performance of any of Guarantor’s obligations under this Guaranty will be obtained when required.
(f)    Financial Statements and Other Information. All financial statements of Guarantor heretofore delivered to Lender Party are true and correct in all material respects and fairly present the financial condition of Guarantor as of the respective dates thereof, and no materially adverse change has occurred in the financial conditions reflected therein since the respective dates thereof. None of the aforesaid financial statements or any certificate or statement furnished to Lender Party by or on behalf of Guarantor in connection with the transactions contemplated hereby, and none of the representations and warranties in this Guaranty contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading. Guarantor is not insolvent within the meaning of the United States Bankruptcy Code or any other applicable law, code or regulation and the execution, delivery and performance of this Guaranty will not render Guarantor insolvent.
(g)    Consideration. Guarantor is the owner, directly or indirectly, of all of the legal and beneficial equity interests in Borrower.
(h)    Current Amounts.
(i)    The total amount required to prepay the Repurchase Facilities in full, including the payment of repurchase price, principal, interest and fees, is $38,963,987.34.
(ii)    The Current Recourse Liability Amount is not greater than $122,588,300.
(iii)    On the date hereof, the available balance in the AFRT Cash Management Account is not less than $6,000,000.
(i)    Neither Guarantor nor any Affiliate thereof is a party to any agreement with a lender that requires KBS Capital Markets Group LLC and/or KBS Capital Advisors LLC to act as deal manager, advisor or in any other similar capacity, for Guarantor; except for that certain Amended and Restated Loan Agreement between KBS Industrial Portfolio, LLC and various Affiliates thereof, as Borrowers, and Wells Fargo Bank, National Association, as Agent for various Lenders, dated as of July 9, 2008, pursuant to which the borrowers thereunder agreed that KBS Capital Advisors, LLC will be the asset manager for a KBS Affiliate, subject to the right to replace KBS Capital Advisor, LLC as manager under certain specified conditions and with the lender’s reasonable consent.
4.    Financial Statements. Guarantor shall deliver to Lender Party, (a) within 90 days after the end of each fiscal year of Guarantor, a complete copy of Guarantor’s annual financial statements audited by a “big four” accounting firm or another independent certified public accountant reasonably acceptable to Lender Party; (b) at the time filed with the Securities and Exchange Commission, or at any earlier time that they become publicly available, a copy of each quarterly financial statement (including a balance sheet as of the end of such fiscal quarter and a statement of income and expense for such fiscal quarter); (c) within 15 days after the end of each calendar month (i) the monthly and year-to-date operating statements (noting net operating income and cash flows) of Guarantor during such calendar month and (ii) a balance sheet for such calendar month for Guarantor, in each case noting such information necessary and sufficient under GAAP to fairly represent Guarantor’s financial position and performance, in each case, certified by the chief financial officer of Guarantor and in form, content, level of detail and scope reasonably satisfactory to Lender Party; and (d) 20 days after request by Lender Party, such other financial information with respect to Guarantor as Lender Party may reasonably request in light of Guarantor’s then-present financial condition.
5.    Unconditional Character of Obligations of Guarantor.
(a)    The obligations of Guarantor hereunder shall be irrevocable, absolute and unconditional, irrespective of the validity, regularity or enforceability, in whole or in part, of the other Loan Documents or any provision thereof, or the absence of any action to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against Borrower, Guarantor or any other Person or any action to enforce the same, any failure or delay in the enforcement of the obligations of Borrower under the other Loan Documents or Guarantor under this Guaranty, or any setoff, counterclaim, and irrespective of any other circumstances which might otherwise limit recourse against Guarantor by Lender Party or constitute a legal or equitable discharge or defense of a guarantor or surety. Lender Party may enforce the obligations of Guarantor under this Guaranty by a proceeding at law, in equity or otherwise, independent of any loan foreclosure or similar proceeding or any deficiency action against Borrower or any other Person at any time, either before or after an action against any of the Properties or any part thereof, Borrower or any other Person. This Guaranty is a guaranty of payment and performance and not merely a guaranty of collection. Guarantor waives diligence, notice of acceptance of this Guaranty, filing of claims with any court, any proceeding to enforce any provision of any other Loan Document, against Guarantor, Borrower or any other Person, any right to require a proceeding first against Borrower or any other Person, or to exhaust any security (including, without limitation, the Properties) for the performance of the Guaranteed Obligations or any other obligations of Borrower or any other Person, or any protest, presentment, notice of default or other notice or demand whatsoever (except to the extent expressly provided to the contrary in this Guaranty).
(b)    The obligations of Guarantor under this Guaranty, and the rights of Lender Party to enforce the same by proceedings, whether by action at law, suit in equity or otherwise, shall not be in any way affected by any of the following:

(i)    any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, receivership, conservatorship, winding up or other similar proceeding involving or affecting Borrower, the Properties or any part thereof, Guarantor or any other Person;
(ii)    any failure by Lender Party or any other Person, whether or not without fault on its part, to perform or comply with any of the terms of the Loan Agreement, or any other Loan Documents, or any document or instrument relating thereto;
(iii)    the sale, transfer or conveyance of any of the Properties or any interest therein to any Person, whether now or hereafter having or acquiring an interest in any of the Properties or any interest therein and whether or not pursuant to any foreclosure, trustee sale or similar proceeding against Borrower or any of the Properties or any interest therein;
(iv)    the conveyance to Lender Party, any Affiliate of Lender Party or Lender Party’s nominee of any of the Properties or any interest therein by a deed-in-lieu of foreclosure;
(v)    the release of Borrower or any other Person from the performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Loan Documents by operation of law or otherwise; or
(vi)    the release in whole or in part of any collateral for any or all Guaranteed Obligations or for the Loan or any portion thereof.
(c)    Except as otherwise specifically provided in this Guaranty, Guarantor hereby expressly and irrevocably waives all defenses in an action brought by Lender Party to enforce this Guaranty based on claims of waiver, release, surrender, alteration or compromise and all setoffs, reductions, or impairments, whether arising hereunder or otherwise.
(d)    Lender Party may deal with Borrower and Affiliates of Borrower in the same manner and as freely as if this Guaranty did not exist and shall be entitled, among other things, to grant Borrower or any other Person such extension or extensions of time to perform any act or acts as may be deemed advisable by Lender Party, at any time and from time to time, without terminating, affecting or impairing the validity of this Guaranty or the obligations of Guarantor hereunder.
(e)    No compromise, alteration, amendment, modification, extension, renewal, release or other change of, or waiver, consent, delay, omission, failure to act or other action with respect to, any liability or obligation under or with respect to, or of any of the terms, covenants or conditions of, the Loan Documents shall in any way alter, impair or affect any of the obligations of Guarantor hereunder, and Guarantor agrees that if any Loan Document are modified with Lender Party’s consent, the Guaranteed Obligations shall automatically be deemed modified to include such modifications.
(f)    Lender Party may proceed to protect and enforce any or all of its rights under this Guaranty by suit in equity or action at law, whether for the specific performance of any covenants or agreements contained in this Guaranty or otherwise, or to take any action authorized or permitted under applicable law, and shall be entitled to require and enforce the performance of all acts and things required to be performed hereunder by Guarantor. Each and every remedy of Lender Party shall, to the extent permitted by law, be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity.
(g)    No waiver shall be deemed to have been made by Lender Party of any rights hereunder unless the same shall be in writing and signed by Lender Party, and any such waiver shall be a waiver only with respect to the specific matter involved and shall in no way impair the rights of Lender Party or the obligations of Guarantor to Lender Party in any other respect or at any other time.
(h)    At the option of Lender Party, Guarantor may be joined in any action or proceeding commenced by Lender Party against Borrower in connection with or based upon any other Loan Documents and recovery may be had against Guarantor in such action or proceeding or in any independent action or proceeding against Guarantor to the extent of Guarantor’s liability hereunder, without any requirement that Lender Party first assert, prosecute or exhaust any remedy or claim against Borrower or any other Person, or any security for the obligations of Borrower or any other Person.
(i)    Guarantor agrees that this Guaranty shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment is made by Borrower or Guarantor to Lender Party and such payment is rescinded or must otherwise be returned by Lender Party (as determined by Lender Party in its sole and absolute discretion) upon insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, receivership, conservatorship, winding up or other similar proceeding involving or affecting Borrower or Guarantor, all as though such payment had not been made.
(j)    In the event that Guarantor shall advance or become obligated to pay any sums under this Guaranty or in connection with the Guaranteed Obligations or in the event that for any reason whatsoever Borrower or any subsequent owner of any of the Properties or any part thereof is now, or shall hereafter become, indebted to Guarantor, Guarantor agrees that (i) the amount of such sums and of such indebtedness and all interest thereon shall at all times be subordinate as to lien, the time of payment and in all other respects to all sums, including principal and interest and other amounts, at any time owed to Lender Party under the Loan Documents, and (ii) Guarantor shall not be entitled to enforce or receive payment thereof until all principal, Interest and other sums due pursuant to the Loan Documents have been paid in full. Nothing herein contained is intended or shall be construed to give Guarantor any right of subrogation in or under the Loan Documents or any right to participate in any way therein, or in the right, title or interest of Lender Party in or to any collateral for the Loan, notwithstanding any payments made by Guarantor under this Guaranty, until the actual and irrevocable receipt by Lender Party of payment in full of all principal, Interest and other sums due with respect to the Loan or otherwise payable under the Loan Documents. If any amount shall be paid to Guarantor on account of such subrogation rights at any time when any such sums due and owing to Lender Party shall not have been fully paid, such amount shall be paid by Guarantor to Lender Party for credit and application against such sums due and owing to Lender Party.
(k)    Guarantor’s obligations hereunder shall survive a foreclosure, deed-in-lieu of foreclosure or similar proceeding involving any of the Properties and the exercise by Lender Party of any of all of its remedies pursuant to the Loan Documents.
6.    Covenants.
(a)    Guarantor shall, and shall cause KBS Acquisition Sub, LLC and each of its subsidiaries to:
(i)    remit all Excess Collateral Proceeds to Lender Party, up to the amount necessary to fully repay the Loan including all interest accrued to the date of prepayment and any other sums then due and payable by Borrower to Lender Party, immediately upon becoming available; and
(ii)    remit all Excess Non-Collateral Proceeds to Lender Party, up to the amount necessary to fully repay the Loan including all interest accrued to the date of prepayment and any other sums then due and payable by Borrower to Lender Party, immediately upon becoming available; provided, however, the first $75 million of Excess Non-Collateral Proceeds may be retained and used by Guarantor and its Affiliates for working capital to operate their respective businesses in the normal course or for any principal payment under any loan where the amount of such repayment or prepayment is mandatory under the loan documents associated with such loan (including upon maturity thereof), other than (A) the payment to any Affiliate of Guarantor, or any partner, member, shareholder or participant of any such Person, including, without limitation, the payment of any dividend, distribution, fee, principal, interest or leasing payment (except for payments pursuant to the Advisory Agreement and the AIP Reimbursement Agreement, which are expressly permitted by Section 6(f)(viii) hereof) or (B) the optional repayment or optional prepayment of any indebtedness of Guarantor or any Affiliate thereof to any third party (other than Lender Party). Notwithstanding anything to the contrary in this Section 6(a)(ii), any Excess Non-Collateral Proceeds may be used to repay or prepay all or a portion of the CF Branch Mortgage Loan, and any amounts applied to repay all or a portion of such loan will not be deemed to be funds retained and used by Guarantor and its Affiliates for the purpose of the first sentence of this Section 6(a)(ii).
(b)    Guarantor shall not, and shall not permit Borrower or any Owner to, change its name, identity (including its trade name or names) or Guarantor’s, Borrower’s or any Owner’s corporate, partnership or other structure without notifying Lender Party of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in Guarantor’s, Borrower’s or Owner’s structure, without first obtaining the prior written consent of Lender Party, which consent shall not be unreasonably withheld or delayed provided the change does not impair the validity and priority of all Liens granted or otherwise given to Lender Party under the Loan Documents. Guarantor shall, and shall cause Borrower and any Owner to, execute and deliver to Lender Party, prior to or contemporaneously with the effective date of any such change, any financing statement or financing statement change required by Lender Party to establish or maintain the validity, perfection and priority of the security interest granted under the Loan Documents. At the request of Lender Party, Guarantor shall, and shall cause Borrower and any Owner to, execute a certificate in form satisfactory to Lender Party listing the trade names under which any such Owner intends to operate any of the Properties, representing and warranting that such Owner does business under no other trade name with respect to such Properties.
(c)    Guarantor shall not permit Borrower (except for KBS REIT Properties, LLC) or any Owner to purchase any new real property or to enter into any line of business other than the ownership of the limited liability company interests in the Owners or the ownership and operation of the Properties, as applicable, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business or otherwise cease to (i) own the limited liability company interests in such Owners, (ii) operate the Properties in the manner in which they are currently operated or (iii) terminate such business for any reason whatsoever (other than temporary cessation in connection with renovations to any of the Properties), except to the extent expressly permitted by the Loan Documents and the Senior Loan Documents.
(d)    Guarantor shall use commercially reasonable efforts to provide Lender Party with thirty (30) days prior written notice of its intent to terminate or replace KBS Capital Markets Group LLC and/or KBS Capital Advisors LLC as its deal manager or advisor, as applicable (provided that in no event will such notice be delivered more than five days after Guarantor’s board of directors elects to cause such termination or replacement).
(e)    Guarantor shall permit any authorized representatives designated by Lender Party to visit, examine, audit, and inspect, upon reasonable notice and during normal business hours, each Property including Guarantor’s and Borrower’s financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and business with its and their officers and independent public accountants (with Guarantor’s and Borrower’s representative(s) present in all instances), at such reasonable times during normal business hours and as often as may be reasonably requested. Guarantor shall cause its Affiliates to make all books of account and records so available at the office where the same are regularly maintained. Lender Party shall have the right to copy, duplicate and make abstracts from such books and records as Lender Party may require. During the continuance of an Event of Default, Guarantor shall, and shall cause Borrower to, pay any costs reasonably incurred by Lender Party to examine such books, records and accounts. Guarantor acknowledges and agrees that (i) all of such audits, inspections and reports shall be made for the sole benefit of Lender Party, and not for the benefit of Guarantor, Borrower or any third party, and neither Lender Party nor Lender Party’s auditors or inspectors or any of Lender Party’s representatives, agents or contractors assumes any responsibility or liability (except to Lender Party) by reason of such audits, inspections or reports, (ii) neither Guarantor nor Borrower will rely upon any of such audits, inspections or reports for any purpose whatsoever, and (iii) the performance of such audits, inspections and reports will not constitute a waiver of any of the provisions of this Guaranty or any other Loan Document or any of the obligations of Guarantor or Borrower hereunder or thereunder. At any time during the term of the Loan, Guarantor shall, and shall cause Borrower to, cooperate with Lender Party and use reasonable efforts to assist Lender Party in obtaining an appraisal of each Property. Such cooperation and assistance from Guarantor and Borrower shall include, but not be limited to, the obligation to provide Lender Party or Lender Party’s appraiser with the following: (1) reasonable access to each Property, (2) a current certified rent roll for each Property in form and substance satisfactory to Lender Party, including current asking rents and a history of change in asking rents and historical vacancy for the past three years, (3) current and budgeted income and expense statements for the prior three years, (4) the then existing site plans and surveys of each Property, (5) the building plans and specifications, including typical elevation and floor plans, to the extent in Guarantor’s or Borrower’s possession or reasonably available to Guarantor or Borrower; (6) the current and prior year real estate tax bills, (7) a detailed list of past and scheduled capital improvements and the costs thereof, (8) all environmental reports and other applicable information relating to each Property, and (9) copies of all recent appraisals/property description information or brochures, including descriptions of amenities and services relating to each Property to the extent in Guarantor’s or Borrower’s possession or reasonably available to Guarantor or Borrower. The appraiser performing any such appraisal shall be engaged by Lender Party and any such reports shall be the property of Lender Party, remain confidential and Lender Party shall have no obligation to provide such reports or any information therein to Borrower or Guarantor. Neither Guarantor or Borrower shall be responsible for any fees payable to said appraiser in connection with an appraisal of each Property. Guarantor shall, or shall cause Borrower to, cooperate with Lender Party with respect to any proceedings before any Governmental Authority which may in any way affect the rights of Lender Party hereunder or any rights obtained by Lender Party under any of the Loan Documents and, in connection therewith, not prohibit Lender Party, at its election, from participating in any such proceedings.

(f)    So long as the Guaranteed Obligations remain outstanding, Guarantor shall not, and shall not permit Borrower or any other Company Party, as applicable, to:
(i)    Voluntarily enter into any transaction or merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell substantially all of its assets, except to the extent expressly permitted by the Loan Documents and the Senior Loan Documents. Anything in this Guaranty or the Loan Documents to the contrary notwithstanding, one hundred percent (100%) of the legal and beneficial membership interest in Borrower shall at all times be owned directly or indirectly by Guarantor.
(ii)    Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (1) contemplated by or not otherwise prohibited under the Loan Agreement, (2) in the ordinary course of the Guarantor’s, Borrower’s or any other Company Party’s business and (3) upon fair and reasonable terms no less favorable to Guarantor, Borrower or such Company Party than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate, or make a payment that is not otherwise permitted by this Section 6(f)(ii) to any Affiliate.
(iii)    Create incur, assume or suffer to exist any Lien upon any of its property, assets or revenue, whether now owned or hereafter acquired, other than the following:

(1)	Liens pursuant to or under, or permitted by, any Loan Documents;

(2)	Liens existing as of the date hereof;

(3)	Permitted Encumbrances on the assets of each Borrower and each Company Party; or

(4)
Liens securing the renewal, extension, refinancing or refunding of any Indebtedness secured by any Lien permitted by clause (2) without any change in the assets subject to such Lien and to the extent such renewal, extension, refinancing or refunding is permitted by Section 6(f)(v).

(iv)    Make or hold any Investments, except:

(1)	Investments by any Borrower and any Company Party in assets that were Cash Equivalents when such Investment was made;

(2)
loans or advances to officers, directors, members of management and employees of Guarantor in an aggregate amount not to exceed $1,000,000 at any time outstanding, for business-related travel, entertainment, relocation and analogous ordinary business purposes (determined without regard to any write-downs or write-offs of such loans or advances);

(3)
Investments (A) consisting of extensions of credit in the nature of accounts receivable or note receivable arising from the grant of trade credit in the ordinary course of business, and (B) received in satisfaction or partial satisfaction thereof from financially troubled account debtors in the ordinary course of business;

(4)
Investments existing on the date hereof and any modification, replacement, renewal or extension thereof, provided that the amount of the original Investment is not increased except by the terms (existing on the date hereof) of such Investment or otherwise permitted by this Section 6(f)(iv);

(5)	promissory notes and other non-cash consideration received in connection with Dispositions permitted by Section 6(f)(ix);

(6)
Investments (including debt obligations and Equity Investments) received in connection with the bankruptcy or reorganization of any Person and in settlement of obligations of, or disputes with, any Person arising in the ordinary course of business and upon foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(7)
Guarantees by any Company Party or any Borrower of leases (other than Capitalized Leases) or of other obligations that do not constitute Indebtedness, in each case, entered into in the ordinary course of business;

(8)
Non-recourse carve-out guarantees by Guarantor, any Borrower, or any other Company Party, of obligations constituting Indebtedness and any other guaranty of Indebtedness to the extent permitted under the Loan Agreement or under this Guaranty;

(9)	Investments to the extent required by or made pursuant to joint venture agreements or other binding arrangements entered into between parties to any joint venture, in each case as in effect as of the date hereof or as amended thereafter as permitted under the Loan Documents;

(10)	Investments in Borrower or any other Company Party, the proceeds of which will be applied to repay the Loan; or

(11)
other Investments in an aggregate amount not to exceed $15,000,000 (which amount shall count as funds retained and used by Guarantor and its Affiliates in determining whether the $75,000,000 threshold in Section 6(ii) has been reached).

(v)    Create, incur, assume or suffer to exist any Indebtedness, except:

(1)	Indebtedness consisting of the Loan;

(2)
Indebtedness (including guarantees, indemnities and similar agreements) outstanding as of the date hereof (and also including the right to draw additional funds under lines of credit or amounts allowable under loans currently in place under which there is a right to draw additional funds, so long as such draws are in amounts that do not exced the maximum amount available as of the date of this Agreement) and any Permitted Refinance Indebtedness;

(3)
Capital Expenses and purchase money Indebtedness of any Company Party or any Borrower to finance the acquisition of fixed assets and any Permitted Refinance Indebtedness thereof, provided that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $30,000,000 (which amount shall count as funds retained and used by Guarantor and its Subsidiaries in determining whether the $75,000,000 threshold in Section 6(ii) has been reached);

(4)	Indebtedness representing deferred compensation to employees of any Company Party or any Borrower;

(5)
Guaranties and indemnities, and similar agreements, incurred by any Company Party or any Borrower in respect of any Indebtedness; provided, however, none of Guarantor or any of its Subsidiaries that owns, directly or indirectly, an interest in Borrower, shall grant, create, incur, or permit to exist any Recourse Liability, whether pursuant to a guaranty, an indemnity or other agreement to become secondarily liable for any obligation of any other Person, other than (i) the current Recourse Liabilities of Guarantor and its Subsidiaries, (ii) new Recourse Liabilities in an amount not to exceed $75,000,000, and (iii) upon the refinancing of any loan that forms part of Existing Non-Owner Indebtedness, an amount equal to fifty percent (50%) of the original principal balance of such loan, provided any such refinanced Existing Non-Owner Indebtedness does not mature earlier than six (6) months after the Stated Maturity Date; or

(6)
Indebtedness arising out of customary and ordinary operating expenses for the ownership, operation and maintenance of real property and/or equity interests, including, without limitation, insurance premiums, payments under maintenance contracts, payments under capital contracts associated with respect to ordinary course operation of real property, leasing commissions, accounting fees and attorneys fees.

For avoidance of doubt, Lender Party acknowledges and agrees that no Borrower nor any Company Party shall be prohibited from executing, and every Company Party and every Borrower shall be expressly permitted to execute, guaranties, indemnities and similar agreements to cover those obligations and/or liabilities of the type described as exceptions in the definition of Recourse Liability.
(vi)    Make any (A) payment on account of, or set apart assets for, a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any equity or partnership interest of Borrower or any Company Party, whether now or hereafter outstanding, or (B) dividend or other distribution in money or in kind in, respect of any of the foregoing, or to any shareholder or equity owner of Borrower or any Company Party either directly or indirectly, whether in cash or property or in the obligations of Borrower or any Company Party or any of Borrower’s subsidiaries, provided, that the foregoing shall not restrict Guarantor, Borrower or any Company Party from making distributions in the minimum amount necessary (w) to enable Guarantor to maintain its taxable status as a real estate investment trust, (x) to allow Guarantor to mitigate taxes on its undistributed real estate investment trust taxable income, (y) to comply with the terms of the Loan Documents, and (z) make stock redemptions for death, disability, “qualifying disability” or “determination of incompetence” pursuant to the SRP.
(vii)    Enter into any amendment or modification of the AIP Reimbursement Agreement or the Advisory Agreement without obtaining the prior written consent of Lender Party unless any such amendment or modification does not (A)

increase (x) the fees and expenses payable by, or other monetary obligations of, the Guarantor, or (y) the frequency of any such payments or (B) otherwise make compliance with the terms of any such agreement materially more onerous on any Affiliate of Borrower.
(viii)    Distribute or pay fees or other amounts due from time to time under the terms of the AIP Reimbursement Agreement or the Advisory Agreement (as may be amended, restated or replaced) at any time that Guarantor’s Minimum Liquidity Amount is not at least $10,000,000, without obtaining the prior written consent of Lender Party. Upon reasonable request from Lender, from time to time, Guarantor shall deliver evidence reasonably acceptable to Lender that Guarantor’s Minimum Liquidity Amount is at least $10,000,000, which evidence shall be certified to be true and correct by the chief financial officer of Guarantor. In determining Guarantor’s Minimum Liquidity Amount, the funds available in, or paid to Lender from, the AFRT Cash Management Account, shall be deemed to be Current Assets (as defined in the Guaranty) of Guarantor (i.e., such amounts shall count toward, on a dollar for dollar basis, the $10,000,000 Minimum Liquidity Amount to be maintained). If either Lender or Borrower applies sums in the AFRT Cash Management Account to repay the Debt in accordance with Section 2.3.2 or 3.2(c) of the Loan Agreement, then Guarantor’s Minimum Liquidity Amount will be reduced one dollar for each dollar that is so applied by Lender.
(ix)    Make any Disposition except:

(1)
Dispositions of property by any Borrower or any Company Party to a third-party in an arms-length transaction so long as the proceeds of such Distribution are distributed in accordance with the terms of the Loan Documents;

(2)
Dispositions of obsolete, used, surplus or worn out property, whether now owned or hereafter acquired and Dispositions of property no longer used or useful in the conduct of the business of the Company Parties or the Borrowers, in each case, in the ordinary course of its business;

(3)
Dispositions of property the extent that (A) such property is exchanged for credit against the purchase price of similar replacement property or (B) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property;

(4)	Dispositions of Cash Equivalents;

(5)	Dispositions of accounts receivable in connection with the collection or compromise thereof in the ordinary course of business;

(6)
Dispositions of Investments in join ventures, to the extent required by, or made pursuant to joint venture agreements or other binding arrangements entered into between parties to any joint venture, in each case as in effect as of the date hereof or as amended thereafter as permitted by the Loan Documents; or

(7)
With respect to Guarantor, the entry into any leases, licenses, occupancy agreements or other agreements under which Guarantor is a lessor (A) with a duration less than or equal to 10 years or (B) with the prior written consent of Lender Party (such consent not to be unreasonably withheld), with a duration greater than 10 years.

(x)    (A) be a party to any contractual obligation, the compliance with one or more of which would have a material adverse effect, or the performance of which by the applicable Company Party, either unconditionally or upon the happening of an event, would result in a Lien (other than a Lien permitted under Section 6(f)(iii)) on the assets of such Company Party, or (B) become subject to one or more charter or corporate restrictions that would, in the aggregate, have a material adverse effect on the applicable Company Party.
(g)    cause its applicable Affiliates to comply with (i) the terms of Loan Agreement that apply to any such Affiliates, including, without limitation, Section 2.3.2(b) and Section 3 thereof and (ii) the Direction Letters.
(h)    In the event that the original Principal amount is not sufficient to satisfy the outstanding balance of the Repurchase Facilities, to advance such funds (taking into account the Loan) as may be required to pay off the outstanding balance of the Repurchase Facilities in full.
(i)    During the Term, Guarantor shall (A) use commercially reasonable efforts to provide Lender Party with thirty (30) days prior notice of its intent to amend the SRP (provided that in no event will such notice be delivered more than five days after Guarantor’s board of directors passes such an amendment), which notice shall set out in sufficient detail, as determined by Lender Party, a description of the proposed amendment and (B) not amend the SRP to the extent that any such amendment would reasonably be likely to (i) increase the number of shares that may be redeemed pursuant to the SRP or the frequency with which any shares may be redeemed or (ii) enable any holder of shares to redeem its shares earlier than any such holder would have otherwise been able to redeem its shares under the terms of the SRP in effect as of the date hereof.

(j)    Guarantor shall, and shall cause its applicable Affiliates to, at all times during the Term, maintain an available balance in the AFRT Cash Management Account of not less than $6,000,000; provided that if funds in the AFRT Cash Management Account are applied to reduce the Debt in accordance with Section 2.3.2(d) or Section 3.2(c) of the Loan Agreement, then the minimum available balance in the AFRT Cash Management Account required under this Section 6(j) will be reduced by the amount of such funds applied to reduce the Debt. If at any time the AFRT Minimum Balance is not maintained (for any reason including, without limitation, due to the payment of bank fees), Guarantor shall immediately notify Lender Party and fund such amounts as are necessary into the AFRT Cash Management Account, to cure such non-compliance.
7.    Entire Agreement/Amendments. This instrument represents the entire agreement between the parties in respect of the transactions contemplated hereby, and all prior agreements, understandings and negotiations among or between the parties, whether oral or written, are superseded by the terms of this. The terms of this Guaranty shall not be waived, altered, modified, amended, supplemented or terminated in any manner whatsoever except by written instrument signed by Lender Party and Guarantor.
8.    Successors and Assigns. This Guaranty shall be binding upon Guarantor, and Guarantor’s estate, heirs, personal representatives, successors and assigns, may not be assigned or delegated by Guarantor and shall inure to the benefit of Lender Party and its successors and assigns.
9.    Applicable Law and Consent to Jurisdiction. This Guaranty shall be governed by, and construed in accordance with, the substantive laws of the State of New York. Guarantor irrevocably (a) agrees that any legal suit, action or other proceeding against Guarantor arising out of or relating to this Guaranty shall be, at Lender Party’s election, instituted in any federal or state court in (i) New York County, (ii) the State of domicile of Borrower or (iii) the State of domicile of Guarantor and Guarantor and Borrower waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and Guarantor hereby irrevocably submits to the jurisdiction of any such court in any suit, action or proceeding. Any legal suit, action or proceeding against Lender Party arising out of or relating to this Guaranty shall be instituted in any federal or state court in New York County, New York. Guarantor does hereby designate and appoint National Registered Agents, Inc., 111 Eighth Avenue, New York, New York 10011, Attention: Service of Process Department, as its authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any such suit, action or proceeding in any federal or state court in New York, New York, and agrees that service of process upon said agent at said address and written notice of said service of borrower mailed or delivered to Guarantor in the manner provided herein shall be deemed in every respect effective service of process upon Guarantor (unless local law requires another method of service), in any such suit, action or proceeding in the state of New York. Guarantor (i) shall give prompt notice to Lender Party of any changed address of its authorized agent hereunder, (ii) may at any time and from time to time designate a substitute authorized agent with an office in New York, New York (which office shall be designated as the address for service of process), and (iii) shall promptly designate such a substitute if its authorized agent ceases to have an office in New York, New York or is dissolved without leaving a successor.
10.    Section Headings. The Section headings in this Guaranty are included herein for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose. The Schedules attached hereto, are hereby incorporated by reference as a part of the Guaranty with the same force and effect as if set forth in the body hereof.
11.    Severability. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.
12.    WAIVER OF TRIAL BY JURY. GUARANTOR HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS GUARANTY, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY GUARANTOR, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY GUARANTOR.
13.    Notices. All notices, consents, approvals and requests required or permitted hereunder (a “Notice”) shall be given in writing and shall be effective for all purposes if either hand delivered with receipt acknowledged, or by a nationally recognized overnight delivery service (such as Federal Express), or by certified or registered United States mail, return receipt requested, postage prepaid, or by facsimile and confirmed by facsimile answer back, in each case addressed as follows (or to such other address or Person as a party shall designate from time to time by notice to the other party): If to Agent: Gramercy Loan Services, 420 Lexington Avenue, New York, New York 10170, Attention: Michael G. Kavourias, Telecopier (212) 297-1090. If to Lender: Gramercy Investment Trust, 420 Lexington Avenue, New York, New York 10170, Attention: Michael G. Kavourias, Telecopier (212) 297-1090, and Garrison Investment Group LP, 1350 Avenue of the Americas, 9th Floor, New York, NY 10019, Attn: Eric Rosenthal, with a copy to: Garrison Investment Group LP, 1350 Avenue of the Americas, 9th Floor, New York, NY 10019, Attn: Julian Weldon and Skadden, Arps, Slate, Meagher & Flom LLP, Four

Times Square, New York, New York 10036, Attention: Harvey R. Uris, Esq., Telecopier: (917) 777-2212; if to Guarantor: c/o KBS Capital Advisors, 620 Newport Center Dr., Suite 1300, Newport Beach, California 092660, Attention: David E. Snyder, Telecopier: (949) 417-6518, with a copy to: Greenberg Traurig, LLP, 3161 Michelson Drive, Suite 1000, Irvine, California 92612, Attention: Bruce Fischer, Esq., Telecopier: (949) 732-6501. A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of overnight delivery, upon the first attempted delivery on a Business Day.
14.    Guarantor’s Receipt of Loan Documents. Guarantor by its execution hereof acknowledges receipt of true copies of all of the Loan Documents, the terms and conditions of which are hereby incorporated herein by reference.
15.    Interest; Expenses.
(a)    If Guarantor fails to pay all or any sums due hereunder upon demand by Lender Party, the amount of such sums payable by Guarantor to Lender Party shall bear interest from the date of demand until paid at the Default Rate in effect from time to time.
(b)    Guarantor hereby agrees to pay all costs, charges and expenses, including reasonable attorneys’ fees and disbursements, that may be incurred by Lender Party in enforcing the covenants, agreements, obligations and liabilities of Guarantor under this Guaranty.
16.    Specific Limitation on Guaranty and Indemnity Obligations. Guarantor and Lender Party hereby confirm that it is the intention of Guarantor and Lender Party that this Guaranty not constitute a fraudulent transfer or fraudulent conveyance (a “Fraudulent Conveyance”) under the Bankruptcy Code, the Uniform Fraudulent Conveyance Act or any other debtor relief law or insolvency law (whether statutory, common law, case law or otherwise) or any jurisdiction whatsoever (collectively, the “Bankruptcy Laws”). To give effect to the foregoing intention of Guarantor and Lender Party, each of such parties hereby irrevocably agrees that the Guaranteed Obligations shall be limited to (but shall not be less than) such maximum amount as will, after giving effect to the maximum amount of such obligations and all other liabilities (whether contingent or otherwise) of Guarantor that are relevant under such Bankruptcy Laws, result in the Guaranteed Obligations not constituting a Fraudulent Conveyance under the Bankruptcy Laws, as of the date of execution and delivery of this Guaranty.
17.    Certain Additional Rights of Lender Party. Notwithstanding anything to the contrary which may be contained in this Guaranty or the Loan Agreement, Lender Party shall have:
(a)    the right to routinely consult with Guarantor’s and Borrower’s management regarding the significant business activities and business and financial developments of Borrower; provided, however, that such consultations shall not include discussions of environmental compliance programs or disposal of hazardous substances;
(b)    the right, in accordance with the terms of this Guaranty and the Loan Agreement, to examine the books and records of Guarantor and Borrower at any time upon reasonable notice; and
(c)    the right, without restricting any other rights of Lender Party under this Guaranty or the Loan Agreement (including any similar right), to restrict the transfer of direct or indirect interests in Guarantor or Borrower, and the right to restrict the transfer of interests in any Company Party, except for any transfer that is a Permitted Transfer.
18.    Additional Guarantor Waivers. To the extent California law applies, Guarantor hereby waives all rights and defenses arising out of an election of remedies by Lender Party (including, without limitation, any defense to enforcement of this Guaranty based upon Union Bank v. Gradsky, 265 Cal. App. 2d 40 (1968) or subsequent cases) even though that election of remedies, such as a nonjudicial foreclosure with respect to security for guaranteed obligations, has destroyed Guarantor’s rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise. Specifically, and without in any way limiting the foregoing, Guarantor hereby waives any rights of subrogation, indemnification, contribution or reimbursement arising under Sections 2846, 2847, 2848 and 2849 of the California Civil Code or any right of recourse to or with respect to Borrower or the assets or property of Borrower or to any collateral for the Loan. In connection with the foregoing, Guarantor expressly waives any and all rights of subrogation against Borrower, and Guarantor hereby waives any rights to enforce any remedy which Lender Party may have against Borrower and any right to participate in any collateral for the Loan. Guarantor recognizes that, pursuant to Section 580d of the California Code of Civil Procedure, Lender Party’s realization through nonjudicial foreclosure upon any real property constituting security for Borrower’s obligations under the Loan Documents could terminate any right of Lender Party to recover a deficiency judgment against Borrower, thereby terminating subrogation rights which such parties otherwise might have against Borrower. In the absence of an adequate waiver, such a termination of subrogation rights could create a defense to enforcement of this Guaranty against such parties. Guarantor hereby unconditionally and irrevocably waives any such defense. In addition to and without in any way limiting the foregoing, Guarantor hereby subordinates any and all indebtedness of Borrower now or hereafter owed to Guarantor to all the indebtedness of Borrower to Lender Party and agrees with Lender Party that until such time as Lender Party may have no further claim against Borrower, Guarantor shall not demand or accept any payment of principal or interest from Borrower, claim any offset or other reduction of Guarantor’s obligations hereunder because of any such indebtedness and shall not take any action to obtain any of the collateral for the Loan. Further, Guarantor shall not have any right of recourse against Lender Party by reason of any action Lender Party may take or omit to take under the provisions of this Guaranty or under the provisions of any of the Loan Documents. If any amount shall nevertheless be paid to Guarantor by Borrower or another guarantor prior to payment in full of the Guaranteed Obligations, such amount shall be held in trust for the benefit of Lender Party and shall forthwith be paid to Lender Party to be credited and applied to the Guaranteed Obligations, whether matured or unmatured. The provisions of this paragraph shall survive any satisfaction and discharge of Borrower by virtue of any payment, court order or any applicable law, except payment in full of the Guaranteed Obligations. Without limiting the foregoing, Guarantor waives (i) all rights of subrogation, reimbursement, indemnification, and contribution and any other rights and defenses that are or may become available to Guarantor by reason of California Civil Code Sections 2787 to 2855, inclusive; (ii) any rights or defenses Guarantor may have with respect to its obligations as a guarantor by reason of any election of remedies by Lender Party; and (iii) all rights and defenses that Guarantor may have because Borrower’s debt is secured by real property. This means, among other things, that Lender Party may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by Borrower, and that if Lender Party forecloses on any real property collateral pledged by Borrower (A) the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (B) Lender Party may collect from Guarantor even if Lender Party, by foreclosing on the real property collateral, has destroyed any rights Guarantor may have to collect from Borrower. This is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because Borrower’s debt evidenced by the Note is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure.
[Remainder of Page Intentionally Left Blank. Signature Page Follows.]

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date first above written.
GUARANTOR:

KBS REAL ESTATE INVESTMENT
TRUST, INC., a Maryland corporation

By:	/s/ David E. Snyder
David E. Snyder,
Chief Financial Officer